                                                                  Exhibit 4.03.1

THE SECURITIES REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK OF THE ISSUER THAT ARE ISSUABLE UPON EXERCISE OF THIS WARRANT, ARE BE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO OTHER RESTRICTION PURSUANT TO THE PROVISIONS OF AGREEMENTS BETWEEN THE HOLDER OF SUCH SECURITIES AND THE COMPANY, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

ISSUE DATE: ___________, 1999
NUMBER OF SHARES: 5,000

     Pursuant to that certain HomeBuilder.com Builder Gold Program Agreement (the "PROGRAM AGREEMENT"), dated as of ________, 1999, entered into to which RealSelect, Inc., a Delaware corporation (the "REALSELECT"), NetSelect, Inc., a Delaware corporation that intends to change its name to HomeStore.com, Inc. ("HOMESTORE.COM" or the "COMPANY"), National New Homes, Inc., a Delaware corporation, operator of HomeBuilder.com and (among other parties) the person or entity whose name appears on the signature page of this Warrant as the Holder are parties, and subject to the provisions and upon the terms and conditions set forth herein, this warrant (the "WARRANT") is issued to Holder by the Company on the date set forth above (the "ISSUE DATE") and certifies that, for value received, Holder is entitled to purchase the Number of Shares set forth above, subject to the other provisions of this Warrant, the Program Agreement, and any other agreement to which Holder and the Company are parties relating to this Warrant or the shares issuable upon exercise of this Warrant. Capitalized terms not defined herein will have the meanings given them in the Program Agreement.

     1. Definitions. The following definitions shall apply for purposes of this
        -----------
Warrant:

        1.1   "ACT" means the Securities Act of 1933, as amended.

        1.2   "COMMON STOCK" means the Company's Common Stock.

        1.3 "EXERCISE COMMENCEMENT DATE" means the later of (i) the date of the closing of the IPO and (ii) the date on which the registration statement filed by the Company relating to the issuance of the Warrants has been declared effective by the Securities and Exchange Commission and the Warrants have been issued by the Company.

        1.4 "HOLDER" means the initial holder of this Warrant and any person who shall at the time be the registered holder of this Warrant.

        1.5 "IPO" means the Company's initial registered underwritten public offering of equity securities.

        1.6   "MAXIMUM PURCHASE AMOUNT" means an amount equal to the product of
(i) the number of shares of Warrant Stock purchasable on the date of this Warrant (subject to adjustment as provided herein) multiplied by (ii) the Warrant Price on the date of this Warrant (subject to adjustment as provided herein).

        1.7 "NUMBER OF SHARES" means the number of shares of fully paid and non-assessable Common Stock set forth at the beginning of this Warrant that may be acquired upon exercise of this Warrant, subject to adjustment as provided herein.

        1.8 "PURCHASE AMOUNT" means, at a given time, an amount equal to the Maximum Purchase Amount less the aggregate amount previously paid to the Company for the purchase of Warrant Stock upon exercise of this Warrant.

        1.9 "SECURITIES" means, collectively, this Warrant and any shares of Warrant Stock acquired upon exercise of this Warrant.

        1.10 "SHARES" means the Number of Shares of Common Stock that may be acquired upon exercise of this Warrant.

        1.11 "TERMINATION DATE" means (i) the date which is three years from the Issue Date or, (ii) if sooner, the date on which this Warrant shall no longer be exercisable as described in Section 2.2 below.

        1.12 "WARRANT PRICE" means the exercise price per Share of Warrant Stock, which shall be the price to public of the Common Stock sold by the Company in the IPO, subject to adjustment as provided herein.

        1.13 "WARRANT" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

        1.14 "WARRANT STOCK" shall initially mean up to 5,000 shares of Common Stock. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "WARRANT STOCK" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms. The actual number of Shares of Warrant Stock that may be acquired upon exercise of this Warrant shall be determined by the provisions of the Program Agreement.

     2. Exercise of Warrant.
        -------------------

        2.1   Exercise Price. The exercise price per Share of the Warrant
              --------------
shall be the Warrant Price.

        2.2   Exercisability; Term. The Warrant will not be exercisable in whole
              --------------------
or in part until the Exercise Commencement Date. If an IPO does not occur, then the Warrant will not be exercisable. The Warrant shall have a term of three (3) years from the Issue Date until the Termination Date.

        2.3   Method of Exercise. Subject to the terms and conditions of this
              ------------------
Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day during the period commencing on the Exercise Commencement Date and ending on the Termination Date, for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Purchase Amount by (b) the then effective Warrant Price, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder (or such other form as the Company may reasonably determine), and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price, determined in accordance with the terms hereof.

        2.4   Form of Payment. Payment may be made by (i) a check payable to
              ---------------
the Company's order, (ii) wire transfer of funds to the Company or (iii) any combination of the foregoing.

        2.5   Partial Exercise. Upon a partial exercise of this Warrant: (i)
              ----------------
the Purchase Amount immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such exercise of this Warrant, and
(ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Maximum Purchase Amount is the Purchase Amount as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Maximum Purchase Amount.

        2.6   No Fractional Shares. No fractional shares may be issued upon any
              --------------------
exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

        2.7   Restrictions on Exercise. This Warrant may not be exercised if
              ------------------------
the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, if requested by the Company the Holder shall execute the subscription form attached hereto, confirming and acknowledging that the representations and warranties of the Holder set forth herein are true and correct as of this date of exercise.

        2.8   Net Issue Election. The Holder may elect to convert this Warrant,
              ------------------
without the payment by the Holder of any additional consideration, into shares of Warrant Stock having a value equal to the Purchase Amount or any portion thereof by the surrender of this Warrant or such portion to the Company, with the net issue election selected in the subscription form attached hereto duly executed by the Holder, at the principal offices of the Company. Thereupon, the Company will issue to the Holder such number of shares of Warrant Stock as is computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

where    X =  the number of shares to be issued to the Holder pursuant to this
              Section.

         Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section.

         A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company's Board of Directors, as at the time the net issue election is made pursuant to this Section.

         B = the Warrant Price in effect at the time the net issue election is made pursuant to this Section.

         The Company's Board of Directors will promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Warrant Stock.

     3.  Issuance of Stock.
         -----------------

         3.1  Date of Exercise. This Warrant shall be deemed to have been
              ----------------
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

         3.2  Restrictions on Sale of Shares of Warrant Stock. In addition to
              -----------------------------------------------
the restrictions set forth in Section 5.4 of the Program Agreement and as further described in the Registration Statement, from the Issue Date, Holder agrees that it shall sell no more than an aggregate of (i) 417 Shares issuable upon exercise of this Warrant multiplied by (ii) the number of three month periods that have elapsed since the Issue Date.

     4.  Adjustment Provisions. The number and character of shares of Warrant
         ---------------------
Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events:

         4.1  Adjustment for Stock Splits, Stock Dividends, etc. The Warrant
              -------------------------------------------------
Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities) that occurs after the date of the Warrant. Notwithstanding the preceding sentence, Holder and the Company acknowledge that in connection with the IPO, the

Company may effect a stock split at or before the closing of the IPO, and that in such event, the Warrant Price per Share shall remain the price to public per share of Common Stock sold by the Company in the IPO, even though the initial number of Shares that may be acquired upon exercise of this Warrant may be proportionately increased to reflect such stock split.

         4.2  No Adjustment for Other Dividends and Distributions. In case the
              ---------------------------------------------------
Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), then, and in each such case, the Holder, shall not be entitled, by virtue of Holder's status as a holder of the Warrant, be entitled to receive the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto.

         4.3  Adjustment for Reorganization or Recapitalization; Merger or
              ------------------------------------------------------------
Consolidation. After the date of this Warrant, in case of any reorganization or
-------------
recapitalization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), then the Holder, upon the exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization or recapitalization if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization or recapitalization (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization or recapitalization. After the date of this Warrant, in case of any merger or consolidation of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), to which the Company is a party and in which the Company is not the surviving entity, the surviving corporation (or its parent) may assume this Warrant, and if the surviving corporation does assume this Warrant, then after the consummation of such merger or consolidation, the Holder, upon exercise of this Warrant as provided herein, at any time after the consummation or such transaction, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant before such merger or consolidation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization or recapitalization if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4; and in each such case, the terms of this Warrant shall, with appropriate adjustments to the number of shares subject to this Warrant and the Warrant Price of this Warrant, be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such merger or consolidation. Notwithstanding the foregoing, if the surviving corporation refuses to assume this Warrant, then this Warrant shall, if not exercised before the consummation of such merger or consolidation, terminate in its entirety upon the consummation of such merger or consolidation.

         4.4  Notice of Adjustments. The Company shall promptly give written
              ---------------------
notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

         4.5  No Change Necessary. The form of this Warrant need not be changed
              -------------------
because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

         4.6  Reservation of Stock. If at any time the number of shares of
              --------------------
Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

     5.  Securities Law Matters.
         ----------------------

         5.1  Representations and Warranties of the Holder. The Warrant and the
              --------------------------------------------
shares of Warrant Stock are being acquired for the Holder's own account, in each case for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

         5.2  Lock-Up Agreement. Holder acknowledges that the Warrant, and any
              -----------------
Warrant Shares, are subject to the lock-up provisions of Section 5.4 of the Program Agreement.

         5.3  Further Limitations on Disposition. Holder further agrees not to
              ----------------------------------
make any disposition of all or any portion of the Warrant or Warrant Stock unless and until:

              (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (b) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and Holder shall have furnished the Company, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any routine transfer of any Warrant or Warrant

Stock in compliance with SEC Rule 144 or Rule 144A; or (ii) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be governed by the provisions of this Warrant (including without limitation this Section 5) to the same extent as if the transferee were an original Holder hereunder, and to execute such other agreements (including without limitation any stockholders agreement to which the original Holder is or was a party) reasonably requested by the Company relating to the Warrant or the Warrant Stock.

         5.4  Legends. It is understood that the certificates evidencing the
              -------
Warrant and Warrant Stock will bear legends that the Company or its counsel may reasonably require.

     6.   No Rights or Liabilities as Stockholder. This Warrant does not by
          ---------------------------------------
itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

     7.  Miscellaneous
         -------------

         7.1  Governing Law; Consent to Jurisdiction. This Warrant shall be
              --------------------------------------
governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements between residents thereof and to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law. The Company and the Holder hereby consent to the exclusive jurisdiction and venue of the State and Federal courts located in Los Angeles County, California in connection with any action to enforce the provisions of this Warrant, or otherwise arising under or by reason of this Warrant, and agrees that service of process in any such action may be effected by the means provided in this Warrant for delivery of notices.

         7.2  Assignment; Binding Upon Successors and Assigns. Neither party
              ----------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except that (i) the Company may assign its respective rights to any wholly-owned subsidiary of the Company, and
(ii) the Company may assign its rights and obligations hereunder without the prior written consent of Holder in connection with a merger, consolidation or sale of all or substantially all of the Company's assets, provided that the acquiring or surviving entity agrees to assume all of the Company's obligations under this Warrant and substitutes a warrant for its own shares for this Warrant. This Warrant will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7.3  Headings; Pronouns. The titles of the sections and subsections of
              ------------------
this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

         7.4  Counterparts. This Warrant may be executed in any number of
              ------------
counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. This Warrant will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of the parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

         7.5  Builder Gold Program Agreement. This Warrant is issued pursuant
              ------------------------------
to the Program Agreement and is subject to the terms thereof, to the extent that they relate to this Warrant.

         7.6  Notices. All notices or other communications given under this
              --------
Warrant shall be in writing and shall be delivered in person, by first class mail, by national overnight courier service, or facsimile, addressed as follows:

               If to Holder:

               To the address for Holders set forth on the signature page of this Warrant.

               If to NetSelect or RealSelect:

               225 West Hillcrest Drive, Suite 100
               Thousand Oaks, CA 91360
               Attn: General Counsel
               Telephone: (805) 557-2300
               Facsimile:  (805) 557-2680

     Either party may change its address or addressee for the purpose of this Warrant by notice. Notices or other communications shall be deemed given or delivered upon receipt if delivered in person, four (4) days after deposit in the mails, one (1) business day after deposit with a reputable overnight courier service, or one (1) business day after transmission if delivered by facsimile with confirmation of receipt.

         7.7  Attorney's Fees. If any party is required to engage the services
              ---------------
of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorney's fees.

         7.8  Amendment; Waiver. This Warrant is one of a series of Warrants
              -----------------
(the "PROGRAM WARRANTS") issued pursuant to the Program Agreement. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of Program Warrants representing at least a majority of the aggregate shares of Warrant Stock issuable upon exercise of all the Program Warrants at the time outstanding (provided that any such amendment or waiver does not discriminate against any particular holder in a manner differently from other Holders of Program Warrants). Any amendment or waiver effected in accordance with this Section shall be binding upon the

Company, and each Holder of any Program Warrants at the time outstanding, each future holder of such securities, and the Company.

         7.9  Terms Binding. By acceptance of this Warrant, the Holder accepts
              -------------
and agrees to be bound by all of the terms and conditions of this Warrant.








               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Warrant as of the Issue Date.

COMPANY:                                 HOLDER:

NETSELECT, INC.                          Name of Holder:
a Delaware corporation                                  ------------------------


By:                                      By:
   ----------------------------------        -----------------------------------
Title:                                   Title:
      -------------------------------          ---------------------------------

                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         Telephone:
                                                   -----------------------------
                                         Facsimile:
                                                   -----------------------------



[SIGNATURE PAGE TO BUILDER GOLD PROGRAM WARRANT]

                                   Exhibit 1
                                   ---------

                              FORM OF SUBSCRIPTION
                              --------------------

                  (To be signed only upon exercise of Warrant)

To: HomeStore.com

     (1) The undersigned Holder hereby elects to purchase ____________ shares of Common Stock of HomeStore.com (the "WARRANT STOCK"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (1) Net Issue Election. The undersigned Holder elects to convert the Warrant into such shares of Warrant Stock by net issue election pursuant to the terms of the Warrant. This conversion is exercised with respect to ____________ shares of Common Stock of HomeStore.com (the "WARRANT STOCK") covered by the Warrant.

[STRIKE WHICHEVER PARAGRAPH (1) ABOVE THAT DOES NOT APPLY]

     (2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties of Holder, including those set forth in Section 5.1 of the Warrant, are true and correct as of this date with respect to the Warrant Stock as they were with respect to the Warrant as of the date of the Warrant.

     (3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

--------------------------------------       -----------------------------------
(Name)                                       (Name)

--------------------------------------       -----------------------------------
(Address)                                    (Address)

--------------------------------------       -----------------------------------
(City, State, Zip Code)                      (City, State, Zip Code)

--------------------------------------       -----------------------------------
(Federal Tax Identification Number)          (Federal Tax Identification Number)

--------------------------------------       -----------------------------------
(Date)                                       (Signature of Holder)

     (4) Unless otherwise set forth in this Exhibit 1, all capitalized terms shall have the meanings ascribed to them in the Warrant.